Exhibit 10.29

                        AMENDMENT OF EMPLOYMENT AGREEMENT

       WHEREAS, Everest Reinsurance Company (the "Company"), Everest Reinsurance Holdings, Inc. ("Holdings") and Joseph V. Taranto ("Taranto") are parties to an employment agreemen which is effective as of January 1, 2000 (the "Employment Agreement");

       WHEREAS, a restructuring of Holdings is proposed pursuant to which Holdings will become a wholly-owned subsidiary of Everest Re Group, Ltd. ("Everest Group");

       WHEREAS, in connection with the restructuring, it is contemplated that Everest Group will establish a subsidiary, Everest Global Services, Inc. ("Everest Services"); and

       WHEREAS, in connection with the restructuring and in anticipation of the establishment of Everest Services, certain amendments to the Employment Agreement are desirable;

       NOW, THEREFORE, the Employment Agreement is hereby amended in the following particulars, all effective as of and conditioned upon the consummation of the restructuring transaction described in the Registration Statement on Form S-4 (File Number 333-87361) filed with the Securities Exchange Commission by Everest Group:

       1. By adding the following new Section 1.1A to the Employment Agreement immediately preceding Section 1.1 thereof:

                  "1.1A. For periods on and after the effective date of the restructuring transaction described in the Registration Statement on Form S-4 (File Number 333-87361) filed with the Securities Exchange Commission by Everest Re Group, Ltd. (`Everest Group') pursuant to which Holdings shall become a wholly-owned subsidiary of Everest Group (the `Restructuring'), Everest Group shall be a party to this Agreement. For periods on and after the Restructuring, Holdings and Everest Group shall have co-extensive rights, duties, powers and responsibilities to or with respect to Taranto hereunder, except as applied to Sections 1.5, 4 and 5 hereof, and Taranto shall have rights, duties, powers and responsibilities to or with respect to Holdings and Everest Group which are the same as those that he had to or with respect to Holdings immediately prior to the Restructuring."

       2. By substituting the following for the second and third paragraphs, respectively, of Section 1.1 of the Employment Agreement:

       "Holdings hereby employs Taranto and Taranto hereby agrees to serve during the term of this Agreement without additional compensation, on similar terms and conditions as set forth in the preceding paragraph, as Chairman and Chief Executive Officer of each of Holdings and Everest Group and, subject to his election, as a director of Everest Reinsurance Company and as a director and officer of any corporation which is a subsidiary or affiliate of Everest Reinsurance Company, if elected by the stockholders or the board of directors of such corporation.
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                                      - 2 -

       It is the intention of Holdings and Everest Reinsurance Company to cause Taranto to continue to be a member of the Board and to continue his appointment as a member of the Executive Committee of the Board. It is the intention of Everest Group to cause Taranto to be a member of the Board of Directors of Everest Group (the "Group Board") following the Restructuring and to cause his appointment as a member of the Executive Committee of the Group Board."

       3. By adding the following new Sections 1.4 and 1.5 to the Employment Agreement immediately after Section 1.3 thereof:

                  "1.4 Notwithstanding the foregoing provisions of this Section 1, in the event that Everest Group establishes a subsidiary or affiliate (referred to herein as `Everest Services') that employs individuals who perform services for more than one member of the group of companies consisting of Everest Group and its subsidiaries, Taranto agrees that he will, at the request of the Group Board, transfer to employment with Everest Services. For periods after Taranto becomes an employee of Everest Services, he shall, as an employee of Everest Services, provide services for Everest Reinsurance Company, Everest Group and Holdings as described in the foregoing provisions of this Section 1. In the event that Taranto transfers to employment with Everest Services pursuant to the preceding sentence, (i) Everest Services shall be substituted for the Company hereunder without any further action of the parties being required, (ii) neither Taranto's transfer of employment to Everest Services nor the substitution of Everest Services for the Company hereunder shall constitute a `Termination for Good Reason' within the meaning of Section 8.6 hereof or a termination of employment with the Company for any other purpose hereunder,
(iii) Taranto agrees to continue to serve during the term of this Agreement, without additional compensation, as the Chairman and Chief Executive Officer of Everest Reinsurance Company, and (iv) Everest Group will cause Everest Services to become a party to this Agreement.

                  1.5 Taranto understands that, in connection with the restructuring, Everest Group will assume all of the rights and obligations of Holdings under the Everest Reinsurance Holdings, Inc. 1995 Stock Incentive Plan, Everest Reinsurance Holdings, Inc. Executive Performance Annual Incentive Plan and Everest Reinsurance Holdings, Inc. Annual Incentive Plan. Taranto agrees that, following the Restructuring, all references in this Agreement to such plans or arrangements (or benefits thereunder) shall be to the plans or arrangements as assumed by Everest Group."

       4. By adding the following new Section 6.4 to the Employment Agreement immediately after Section 6.3 thereof:

                  "6.4 In the event that Everest Group establishes Everest Services and in the event that Taranto transfers to employment with Everest Services, Everest Group shall cause Everest Services to provide Taranto with employee benefit plans, policies, programs and arrangements (including perquisites) which are substantially similar to those provided to similarly situated employees of Everest Reinsurance Company from time to time."

       5.  By  substituting  the  following  for  Section  8.8 of the Employment
Agreement:

                  "8.8 GENERAL; GUARANTY. The obligations of the Everest Reinsurance Company, Holdings, Everest Group and, to the extent applicable, Everest Services to pay Taranto the compensation and other benefits specified herein shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, any set off, counterclaim, recoupment, defense or other right which any of them may have against Taranto or anyone else. In no event shall Taranto be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him under this Agreement. To the extent that Everest Services fails, for any reason, to meet its financial obligations under this Agreement, the Everest Reinsurance Company shall have full responsibility and liability for all such obligations."

       6.  By  substituting  the  following  for  Section  9.1 of the Employment
Agreement:

                  "9.1 Taranto acknowledges that as a result of the services to be rendered to the Company, Everest Reinsurance Company and their affiliated entities hereunder, Taranto will be brought into close contact with many confidential affairs of the Company, its subsidiaries and affiliates not readily made available to the public. Taranto further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company, its subsidiaries and its affiliates is international in scope; that their goods and services are marketed through the United States and other countries; and that Everest Reinsurance Company competes with other organizations that are could be located in any part of the United States or the world."

       7. By substituting the phrase "the Company, its subsidiaries and affiliated entities either" for the phrase "the Company either" where the latter phrase appears in the first sentence of Section 9.2 of the Employment Agreement; and by substituting the phrase "the Company, its subsidiaries and affiliated entities means" for the phrase "the Company means" where the latter phrase appears in the second sentence of Section 9.2 of the Employment Agreement.

       8. By substituting the phrase "while employed by the Company, its subsidiaries and affiliated entities" for the phrase "while employed by the Company" where the latter phrase appears in Section 9.3 of the Employment Agreement.

       9. By substituting the phrase "termination of employment with the Company, its subsidiaries and affiliated entities" for the phrase "termination of employment with the Company" where the latter phrase occurs in Section 9.4 of the Employment Agreement.

       10. By  substituting  the  following  for  Section  9.5 of the Employment
Agreement:
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                                      - 4 -

"Taranto will promptly disclose to the Company all inventions, processes, original works of authorship, trademarks, patents, improvements and discoveries related to the business of the Company, its subsidiaries and affiliated entities (collectively `Developments'), conceived or developed during Taranto's employment with the Company, its subsidiaries or affiliated entities and based upon information to which he had access during such employment, whether or not conceived during regular working hours, through the use of Company time, material or facilities (or those of the Company's subsidiaries or affiliated entities) or otherwise. All such Developments shall be the sole and exclusive property of the Company, its subsidiaries and its affiliated entities, and upon request, Taranto shall deliver to the Company, its subsidiaries or its affiliated entities, as applicable, all outlines, descriptions and other data and records relating to such Developments, and shall execute any documents deemed necessary by the Company, its subsidiaries or its affiliated entities to protect their rights hereunder. Taranto agrees, upon request, to assist the Company, its subsidiaries and its affiliated entities to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship belonging to the Company, its subsidiaries or its affiliated entities hereunder. If the Company, its subsidiaries or its affiliated entities are unable because of Taranto's mental or physical incapacity to secure Taranto's signature or apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions and original works of authorship belonging to the Company, its subsidiaries or its affiliated entities hereunder, then Taranto hereby irrevocably designates and appoints the Company, its subsidiaries and affiliated entities, and their duly authorized officers and agents, or any of them, as his agent and attorney in fact, to act for and on his behalf and in his stead to execute and file any such applications and to do all other lawfully permitted actions to further the prosection and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by him. Taranto hereby waives and quitclaims to the Company, its subsidiaries and its affiliated entities any and all claims, of any nature whatsoever, that he may hereafter have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registrations belonging to the Company, its subsidiaries or its affiliated entities hereunder."

       11. By substituting the phrase "the Company, its subsidiaries and its affiliated entities, in addition to any other remedies that as may be available to any of them," for the phrase "the Company, in addition to any other remedies as may be available to it," where the latter phrase appears in Section 9.6 of the Plan.

       12. By  substituting  the  following  for  Section  14  of the Employment
Agreement:

       "14.       Amendment or Modification; Waiver.

                  No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by Taranto and by a duly authorized officer of each of the other parties. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by any other party of any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time."

       IN WITNESS WHEREOF, the parties have executed this amendment to the Employment Agreement on the 15th day of February, 2000.

                                     Everest Reinsurance Company

                                     By:     /S/ Janet J. Burak
                                             ------------------------
                                             Janet J. Burak
                                             Senior Vice President

                                     Everest Reinsurance Holdings, Inc.

                                     By: :   /S/ Janet J. Burak
                                             ------------------------
                                             Janet J. Burak
                                             Senior Vice President

                                     Everest Re Group, Ltd.

                                     By: :   /S/ Janet J. Burak
                                             ------------------------
                                             Janet J. Burak
                                             Deputy Chairman

                                             /S/ Joseph V. Taranto
                                             ------------------------
                                             Joseph V. Taranto